Exhibit 99.2

SYNERGY PHARMACEUTICALS ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

NEW YORK, NY — February 1, 2017 — Synergy Pharmaceuticals Inc. (Nasdaq: SGYP), a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies, today announced the pricing of its underwritten public offering of 20,325,204 shares of its common stock at a price to the public of $6.15 per share, before deducting underwriting discounts and commissions and other estimated offering expenses.   The offering is expected to close on or about February 6, 2017, subject to customary closing conditions.

Cantor Fitzgerald & Co. and Canaccord Genuity Inc. are joint book-running managers for the offering.  H.C. Wainwright & Co., LLC is a co-manager for the offering.

Synergy intends to use the net proceeds from the offering to fund its commercialization activities related to TRULANCE™, further clinical development of plecanatide and for working capital and other general corporate purposes.  Synergy may also use the net proceeds from this offering to fund possible acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

A shelf registration statement relating to this offering was filed with the Securities and Exchange Commission (SEC) on July 2, 2015 and declared effective by the SEC on July 14, 2015.  The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov.  A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the prospectus supplement and the accompanying prospectus may also be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com; or by contacting Canaccord Genuity Inc., Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Synergy Pharmaceuticals Inc.:

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (GI) therapies. Synergy has pioneered discovery, research and development efforts around analogs of uroguanylin, a naturally occurring human GI peptide, for the treatment of GI diseases and disorders. Synergy discovered, is developing and controls 100% worldwide rights to its proprietary uroguanylin analog platform which includes one commercial product TRULANCE (plecanatide) and a second lead product candidate -  dolcanatide

Forward-looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Synergy’s anticipated public offering, anticipated use of proceeds and other statements containing the words “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all; the development, launch, introduction and commercial potential of TRULANCE; growth and opportunity, including peak sales and the potential demand for TRULANCE, as well as its potential impact on applicable markets; market size; substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; dependence upon third parties; our financial performance and results, including the risk that we are unable to manage our operating expenses or cash use for operations, or are unable to commercialize our products, within the guided ranges or otherwise as expected; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s most recent periodic reports filed with the Securities and Exchange Commission, including Synergy’s Form 10-K for the year ended December 31, 2015. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.